Exhibit 99.1

ChineseInvestors.com, Inc.’s Subsidiary CBD Biotech, Inc. to Attend Industrial Cannabis Conferences in China

San Gabriel, CA, (October 30, 2019) - ChineseInvestors.com, Inc. (OTCQB:CIIX) (“CIIX” or “the Company”), an established financial news and investment portal and a leading industrial hemp retailer for the Chinese-speaking community, today announced that its subsidiary CBD Biotech, Inc., an exempted company with limited liability incorporated in the Cayman Islands (“CBD Biotech) will attend the "2019 China Industrial Cannabis Investment Seminar" on October 31, 2019 in Shanghai, China and the "2019 China Industrial Cannabis CBD Industry International Conference" on November 23-24, 2019, in Haerbing, China.

These conferences are attended by companies and executives in China who are active in the industrial hemp market, like CBD Biotech, or have plans to enter the market in the near future, foreign industrial hemp companies, and institutional investors, secondary market institutional investors, and other high net worth investors interested in the industry.

CBD Biotech executives will be available at each of the upcoming conferences to provide information and education on its industrial hemp-infused skincare and cosmetic products, its hemp wine, and to discuss its strategic plans for future development. Slated to launch two new industrial hemp products soon, CBD Biotech will also feature its new products at these conferences.

Although the industrial hemp skincare and cosmetics industry is still in the early stages of development in China, as a first mover in this market, CBD Biotech has already laid the foundation to capitalize on this growing industry. It is legal in China to add industrial hemp/CBD extract to cosmetics, creating potential market of nearly 1.4 billion people for hemp-infused/CBD skincare and cosmetics.

About ChineseInvestors.com

Founded in 1999, ChineseInvestors.com endeavors to be an innovative company providing: (a) real-time market commentary, analysis, and educational related services in Chinese language character sets (traditional and simplified); (b) advertising and public relation related support services; and (c) retail, online and direct sales of hemp-based products and other health related products.

For more information, visit ChineseInvestors.com.

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Forward-looking Statements

This press release contains “forward-looking statements.” Such statements may be preceded by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. Forward-looking statements are not guarantees of future performance, are based on certain assumptions and are subject to various known and unknown risks and uncertainties, many of which are beyond the Company’s control, and cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with (i) our inability to manufacture our products and product candidates on a commercial scale on our own, or in collaboration with third parties; (ii) difficulties in obtaining financing on commercially reasonable terms; (iii) changes in the size and nature of our competition; (iv) loss of one or more key executives or scientists; and (v) difficulties in securing regulatory approval to market our products and product candidates. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the Securities and Exchange Commission (SEC), including the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. Investors and security holders are urged to read these documents free of charge on the SEC’s website at http://www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact:

ChineseInvestors.com

227 W. Valley Blvd., #208 A

San Gabriel, CA 91776

Investor Relations:

Alan Klitenic

+1-214-636-2548

PR@chinesefn.com

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